EXHIBIT 99

August 5, 2025

Cummins Reports Second Quarter 2025 Results

•Second quarter revenues of $8.6 billion; GAAP1 Net Income of $890 million, or 10.3% of sales
•EBITDA in the second quarter was 18.4% of sales; Diluted EPS of $6.43

COLUMBUS, IND. - Cummins Inc. (NYSE: CMI) today reported results for the second quarter of 2025.
“We delivered strong second quarter results, driven by record profitability in our Power Systems and Distribution segments,” said Jennifer Rumsey, Chair and CEO. “Our employees’ resilience and commitment continue to power our success in a dynamic environment. We see a contrast across our markets with robust demand for power generation equipment supported by clear secular drivers, and our more economically sensitive markets, such as truck, where end-user confidence has declined. This contrast will become even more pronounced in the second half of the year as North America truck build rates decline sharply, starting in the third quarter. Aftermarket demand for parts and service remains stable.”
Second quarter revenues of $8.6 billion decreased 2% from the same quarter in 2024. Sales in North America declined 6%, and international revenues increased 5% due to higher demand in Europe and China.
Net income attributable to Cummins in the second quarter was $890 million, or $6.43 per diluted share, compared to $726 million, or $5.26 per diluted share, in 2024.
Earnings before interest, taxes, depreciation and amortization (EBITDA) in the second quarter were $1.6 billion, or 18.4% of sales, compared to $1.3 billion, or 15.3% of sales, a year ago.

2025 Outlook:

Due to continued economic uncertainty, the company will not be reinstating a full-year outlook for revenue or profitability at this time.
“Our diversified portfolio, disciplined cost management and strong execution have enabled us to navigate recent industry challenges,” said Rumsey. “However, persistent economic and regulatory uncertainty continues to impact a number of our key markets and cloud our near-term outlook for both business and market performance. We remain focused on delivering for our customers and look forward to providing additional clarity as this uncertainty subsides.”

Second Quarter 2025 Highlights:

•Cummins announced an increase in the quarterly common stock cash dividend from $1.82 to $2.00 per share. The company has increased the quarterly dividend to shareholders for 16 consecutive years.

•Cummins launched the new 17-liter engine platform generator, expanding on the success of the acclaimed Centum™ Series generator sets. Producing up to 1 megawatt of power, the S17 Centum genset was developed to produce a large power output within a compact footprint to meet the growing demands of power in urban environments. The new genset is designed to support a wide range of critical market segments such as commercial properties, healthcare facilities and water treatment plants.
•Jennifer Rumsey was named one of Barron’s Top CEOs of 2025. Jennifer was recognized for her visionary leadership and commitment to innovation and sustainability. The annual list features 26 leaders whose deft guidance has put their companies in a stronger competitive position.

Second quarter 2025 detail (all comparisons to same period in 2024):

Engine Segment

•Sales - $2.9 billion, down 8%
•Segment EBITDA - $400 million, or 13.8% of sales, compared to $445 million, or 14.1% of sales
•Revenues decreased 8% in North America and 7% in international markets due to lower on-highway demand in the United States and Mexico.

Components Segment

•Sales - $2.7 billion, down 9%
•Segment EBITDA - $397 million, or 14.7% of sales, compared to $406 million, or 13.6% of sales
•Revenues in North America decreased by 15% and international sales were flat primarily due to lower on-highway demand in the United States.

Distribution Segment

•Sales - $3.0 billion, up 7%
•Segment EBITDA - $445 million, or 14.6% of sales, compared to $314 million, or 11.1% of sales
•Revenues in North America increased 9% and international sales increased by 4% primarily due to increased demand for power generation products in the United States.

Power Systems Segment

•Sales - $1.9 billion, up 19%
•Segment EBITDA - $430 million, or 22.8% of sales, compared to $301 million, or 18.9% of sales
•Revenues in North America increased 23% and international sales increased 16% driven primarily by increased power generation demand, particularly for the data center and mission critical markets.

Accelera Segment

•Sales - $105 million, down 5%
•Segment EBITDA loss - $100 million, compared to $117 million
•Revenues decreased due to lower electrolyzer installations. The company remains committed to pacing and focusing our zero emissions investments on the most promising paths in order to ensure we are set up for long-term success as part of our Destination Zero strategy. These continued investments contributed to the EBITDA losses.
1 Generally Accepted Accounting Principles

About Cummins Inc.
Cummins Inc., a global power solutions leader, is comprised of five business segments – Engine, Components, Distribution, Power Systems and Accelera by Cummins – supported by our global manufacturing and extensive service and support network, skilled workforce and vast technological expertise. Cummins is committed to its Destination Zero strategy, which is grounded in the company’s commitment to sustainability and helping its customers successfully navigate the energy transition with its broad portfolio of products. The products range from advanced diesel, natural gas, electric and hybrid powertrains and powertrain-related components including aftertreatment, turbochargers, fuel systems, valvetrain technologies, controls systems, air handling systems, automated transmissions, axles, drivelines, brakes, suspension systems, electric power generation systems, electrified power systems with innovative components and subsystems, including battery, fuel cell and electric power technologies and hydrogen production technologies. Headquartered in Columbus, Indiana (U.S.), since its founding in 1919, Cummins employs approximately 69,600 people committed to powering a more prosperous world through three global corporate responsibility priorities critical to healthy communities: education, environment, and equality of opportunity. Cummins serves its customers online, through a network of company-owned and independent distributor locations, and through thousands of dealer locations worldwide and earned about $3.9 billion on sales of $34.1 billion in 2024. See how Cummins is powering a world that's always on by accessing news releases and more information at https://www.cummins.com.
Forward-looking disclosure statement
Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our forecasts, guidance, preliminary results, expectations, hopes, beliefs and intentions on strategies regarding the future. These forward-looking statements include, without limitation, statements relating to our plans and expectations for our revenues and EBITDA. Our actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to: any adverse consequences from changes in tariffs and other trade disruptions; any adverse consequences resulting from entering into agreements with the U.S. Environmental Protection Agency, California Air Resources Board, the Environmental and Natural Resources Division of the U.S. Department of Justice and the California Attorney General's Office to resolve certain regulatory civil claims regarding our emissions certification and compliance process for certain engines primarily used in pick-up truck applications in the U.S., which became final and effective in April 2024, including required additional mitigation projects, adverse reputational impacts and potential resulting legal actions; increased scrutiny from regulatory agencies, as well as unpredictability in the adoption, implementation and enforcement of emission standards around the world; evolving environmental and climate change legislation and regulatory initiatives; changes in international, national and regional trade laws, regulations and policies; changes in taxation; global legal and ethical compliance costs and risks; future bans or limitations on the use of diesel-powered products; raw material, transportation and labor price fluctuations and supply shortages; aligning our capacity and production with our demand; the actions of, and income from, joint ventures and other investees that we do not directly control; large truck manufacturers' and original equipment manufacturers' customers discontinuing outsourcing their engine supply needs or experiencing financial distress, or change in control; product recalls; variability in material and commodity costs; the development of new technologies that reduce demand for our current products and services; lower than expected acceptance of new or existing products or services; product liability claims; our sales mix of products; climate change, global warming, more stringent climate change regulations, accords, mitigation efforts, greenhouse gas regulations or other legislation designed to address climate change; our plan to reposition our portfolio of product offerings through exploration of strategic acquisitions, divestitures or exiting the production of certain product lines or product categories and related uncertainties of such decisions; increasing interest rates; challenging markets for talent and ability to attract, develop and retain key personnel; exposure to potential security breaches or other disruptions to our information technology (IT) environment and data security; the use of artificial intelligence in our business and in our products and challenges with properly managing its use; political, economic and other risks from operations in numerous countries including political, economic and social uncertainty and the evolving globalization of our business; competitor activity; increasing competition, including increased global competition among our customers in emerging markets; failure to meet sustainability expectations or standards, or achieve our sustainability goals; labor relations or work stoppages; foreign currency exchange rate changes; the performance of our pension plan assets and volatility of discount rates; the price and availability of energy; continued availability of financing, financial instruments and financial resources in the amounts, at the times and on the terms required to support our future business; and other risks detailed from time to time in our SEC filings, including particularly in the Risk Factors section of our 2024 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the SEC, which are available at https://www.sec.gov or at https://www.cummins.com in the Investor Relations section of our website.
Presentation of Non-GAAP Financial Information
EBITDA is a non-GAAP measure used in this release and is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release, except for forward-looking measures of EBITDA where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the non-cash items that are excluded from the non-GAAP outlook measure. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBITDA is a measure used internally to assess the performance of the operating units.
Webcast information
Cummins management will host a teleconference to discuss these results today at 10 a.m. EDT. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at www.cummins.com. Participants wishing to view the visuals available with the audio are encouraged to sign-in a few minutes prior to the start of the teleconference.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Three months ended
	June 30,
In millions, except per share amounts	2025	2024
NET SALES	$8,643	$8,796
Cost of sales	6,362	6,603
GROSS MARGIN	2,281	2,193
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	779	828
Research, development and engineering expenses	357	379
Equity, royalty and interest income from investees	118	103
Other operating expense, net	37	44
OPERATING INCOME	1,226	1,045
Interest expense	87	109
Other income, net	86	41
INCOME BEFORE INCOME TAXES	1,225	977
Income tax expense	297	225
CONSOLIDATED NET INCOME	928	752
Less: Net income attributable to noncontrolling interests	38	26
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$890	$726

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$6.46	$5.30
Diluted	$6.43	$5.26

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	137.8	137.1
Diluted	138.5	137.9

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Six months ended
	June 30,
In millions, except per share amounts	2025	2024
NET SALES	$16,817	$17,199
Cost of sales	12,381	12,965
GROSS MARGIN	4,436	4,234
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	1,550	1,667
Research, development and engineering expenses	701	748
Equity, royalty and interest income from investees	249	226
Other operating expense, net	74	77
OPERATING INCOME	2,360	1,968
Interest expense	164	198
Other income, net	146	1,428
INCOME BEFORE INCOME TAXES	2,342	3,198
Income tax expense	564	418
CONSOLIDATED NET INCOME	1,778	2,780
Less: Net income attributable to noncontrolling interests	64	61
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$1,714	$2,719

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$12.45	$19.53
Diluted	$12.38	$19.42

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	137.7	139.2
Diluted	138.4	140.0

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

In millions, except par value	June 30, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$2,319	$1,671
Marketable securities	755	593
Total cash, cash equivalents and marketable securities	3,074	2,264
Accounts and notes receivable, net	5,874	5,181
Inventories	6,287	5,742
Prepaid expenses and other current assets	1,698	1,565
Total current assets	16,933	14,752
Long-term assets
Property, plant and equipment, net	6,540	6,356
Investments and advances related to equity method investees	2,018	1,889
Goodwill	2,433	2,370
Other intangible assets, net	2,395	2,351
Pension assets	1,158	1,189
Other assets	2,782	2,633
Total assets	$34,259	$31,540

LIABILITIES
Current liabilities
Accounts payable (principally trade)	$4,151	$3,951
Loans payable	336	356
Commercial paper	353	1,259
Current maturities of long-term debt	615	660
Accrued compensation, benefits and retirement costs	657	1,084
Current portion of accrued product warranty	657	679
Current portion of deferred revenue	1,620	1,347
Other accrued expenses	1,926	1,898
Total current liabilities	10,315	11,234
Long-term liabilities
Long-term debt	6,807	4,784
Deferred revenue	1,059	1,065
Other liabilities	3,205	3,149
Total liabilities	$21,386	$20,232

EQUITY
Cummins Inc. shareholders’ equity
Common stock, $2.50 par value, 500 shares authorized, 222.5 and 222.5 shares issued	$2,624	$2,636
Retained earnings	22,040	20,828
Treasury stock, at cost, 84.7 and 85.1 shares	(10,708)	(10,748)
Accumulated other comprehensive loss	(2,167)	(2,445)
Total Cummins Inc. shareholders’ equity	11,789	10,271
Noncontrolling interests	1,084	1,037
Total equity	$12,873	$11,308
Total liabilities and equity	$34,259	$31,540

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Three months ended
	June 30,
In millions	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income	$928	$752
Adjustments to reconcile consolidated net income to net cash provided by (used in) operating activities
Depreciation and amortization	279	263
Deferred income taxes	(113)	(61)
Equity in income of investees, net of dividends	(18)	(8)
Pension and OPEB expense	20	10
Pension contributions and OPEB payments	(13)	(11)
Changes in current assets and liabilities, net of acquisitions
Accounts and notes receivable	(186)	(150)
Inventories	(105)	(115)
Other current assets	(136)	24
Accounts payable	(182)	(64)
Accrued expenses	243	(1,540)
Other, net	68	49
Net cash provided by (used in) operating activities	785	(851)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(231)	(240)
Investments in and net advances to equity investees	6	(52)
Investments in marketable securities—acquisitions	(326)	(334)
Investments in marketable securities—liquidations	204	254
Other, net	(22)	(28)
Net cash used in investing activities	(369)	(400)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	2,094	84
Net (payments) borrowings of commercial paper	(1,387)	972
Payments on borrowings and finance lease obligations	(66)	(475)
Dividend payments on common stock	(251)	(230)
Payments for purchase of redeemable noncontrolling interests	(55)	—
Other, net	(3)	(43)
Net cash provided by financing activities	332	308
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	39	(8)
Net increase (decrease) in cash and cash equivalents	787	(951)
Cash and cash equivalents at beginning of period	1,532	2,541
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,319	$1,590

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Six months ended
	June 30,
In millions	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income	$1,778	$2,780
Adjustments to reconcile consolidated net income to net cash provided by (used in) operating activities
Gain related to divestiture of Atmus	—	(1,333)
Depreciation and amortization	548	528
Deferred income taxes	(138)	(99)
Equity in income of investees, net of dividends	(88)	(86)
Pension and OPEB expense	39	19
Pension contributions and OPEB payments	(26)	(59)
Changes in current assets and liabilities, net of acquisitions and divestiture
Accounts and notes receivable	(643)	(161)
Inventories	(436)	(469)
Other current assets	(172)	(151)
Accounts payable	148	263
Accrued expenses	(244)	(1,933)
Other, net	16	126
Net cash provided by (used in) operating activities	782	(575)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(393)	(409)
Investments in and net advances to equity investees	(54)	(55)
Acquisition of businesses, net of cash acquired	(12)	(58)
Investments in marketable securities—acquisitions	(783)	(713)
Investments in marketable securities—liquidations	636	685
Cash associated with Atmus divestiture	—	(174)
Other, net	(9)	(82)
Net cash used in investing activities	(615)	(806)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	2,146	2,482
Net (payments) borrowings of commercial paper	(906)	85
Payments on borrowings and finance lease obligations	(210)	(1,223)
Dividend payments on common stock	(502)	(469)
Payments for purchase of redeemable noncontrolling interests	(55)	—
Other, net	(49)	(68)
Net cash provided by financing activities	424	807
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	57	(15)
Net increase (decrease) in cash and cash equivalents	648	(589)
Cash and cash equivalents at beginning of year	1,671	2,179
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,319	$1,590

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Engine	Components	Distribution	Power Systems	Accelera	Total Segments	Intersegment Eliminations (1)	Total
Three months ended June 30, 2025
External sales	$2,162	$2,295	$3,034	$1,054	$98	$8,643	$—	$8,643
Intersegment sales	737	410	7	835	7	1,996	(1,996)	—
Total sales	2,899	2,705	3,041	1,889	105	10,639	(1,996)	8,643
Research, development and engineering expenses	151	77	14	69	46	357	—	357
Equity, royalty and interest income (loss) from investees	60	10	26	27	(5)	118	—	118
Interest income	8	10	7	4	1	30	—	30
EBITDA (2)	400	397	445	430	(100)	1,572	15	1,587
Depreciation and amortization (3)	68	127	32	35	13	275	—	275

EBITDA as a percentage of segment sales	13.8%	14.7%	14.6%	22.8%	NM	14.8%		18.4%

Three months ended June 30, 2024
External sales	$2,468	$2,518	$2,821	$888	$101	$8,796	$—	$8,796
Intersegment sales	683	464	8	701	10	1,866	(1,866)	—
Total sales	3,151	2,982	2,829	1,589	111	10,662	(1,866)	8,796
Research, development and engineering expenses	167	81	14	63	54	379	—	379
Equity, royalty and interest income (loss) from investees	48	13	24	26	(8)	103	—	103
Interest income	7	9	11	3	—	30	—	30
EBITDA (2)	445	406	314	301	(117)	1,349	(4)	1,345
Depreciation and amortization (3)	61	121	30	32	15	259	—	259

EBITDA as a percentage of segment sales	14.1%	13.6%	11.1%	18.9%	NM	12.7%		15.3%

"NM" - not meaningful information
(1) Included intersegment sales, intersegment profit in inventory and unallocated corporate expenses. There were no significant unallocated corporate expenses for the three months ended June 30, 2025 and 2024.

(2) EBITDA is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests. We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors.

(3) Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in our Condensed Consolidated Statements of Net Income as interest expense. A portion of depreciation expense is included in research, development and engineering expenses.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Engine	Components		Distribution	Power Systems	Accelera	Total Segments	Intersegment Eliminations (1)	Total
Six months ended June 30, 2025
External sales	$4,202	$4,565		$5,936	$1,926	$188	$16,817	$—	$16,817
Intersegment sales	1,468	810		12	1,612	20	3,922	(3,922)	—
Total sales	5,670	5,375		5,948	3,538	208	20,739	(3,922)	16,817
Research, development and engineering expenses	306	152		28	126	89	701	—	701
Equity, royalty and interest income (loss) from investees	133	17		54	56	(11)	249	—	249
Interest income	18	17		12	8	1	56	—	56
EBITDA (2)	858	779		821	819	(186)	3,091	(44)	3,047
Depreciation and amortization (3)	135	249		64	68	25	541	—	541

EBITDA as a percentage of total sales	15.1%	14.5%		13.8%	23.1%	NM	14.9%		18.1%

Six months ended June 30, 2024
External sales	$4,708	$5,360		$5,350	$1,596	$185	$17,199	$—	$17,199
Intersegment sales	1,371	954		14	1,382	19	3,740	(3,740)	—
Total sales	6,079	6,314		5,364	2,978	204	20,939	(3,740)	17,199
Research, development and engineering expenses	321	165		28	123	109	746	2	748
Equity, royalty and interest income (loss) from investees	105	39		48	45	(11)	226	—	226
Interest income	14	17		22	6	—	59	—	59
EBITDA (2)	859	879	(4)	608	538	(218)	2,666	1,251	3,917
Depreciation and amortization (3)	119	246		61	66	29	521	—	521

EBITDA as a percentage of total sales	14.1%	13.9%		11.3%	18.1%	NM	12.7%		22.8%

(1) Included intersegment sales, intersegment profit in inventory and unallocated corporate expenses. There were no significant unallocated corporate expenses for the six months ended June 30, 2025. The six months ended June 30, 2024, included a $1.3 billion gain related to the divestiture of Atmus Filtration Technologies Inc. (Atmus) and $14 million of costs associated with the divestiture of Atmus.

(2) EBITDA is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests. We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors.

(3) Depreciation and amortization, as shown on a segment basis, excluded the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as interest expense. The amortization of debt discount and deferred costs was $7 million and $7 million for the six months ended June 30, 2025 and 2024, respectively. A portion of depreciation expense is included in research, development and engineering expenses.

(4) Included $21 million of costs associated with the divestiture of Atmus for the six months ended June 30, 2024.

CUMMINS INC. AND SUBSIDIARIES
SELECT FOOTNOTE DATA
(Unaudited)

EQUITY, ROYALTY AND INTEREST INCOME FROM INVESTEES
Equity, royalty and interest income from investees included in our Condensed Consolidated Statements of Net Income for the reporting periods was as follows:

	Three months ended		Six months ended
	June 30,		June 30,
In millions	2025	2024	2025	2024
Manufacturing entities
Chongqing Cummins Engine Company, Ltd.	$22	$21	$45	$36
Dongfeng Cummins Engine Company, Ltd.	19	15	39	37
Beijing Foton Cummins Engine Co., Ltd.	15	10	30	23
Tata Cummins, Ltd.	7	7	17	16
All other manufacturers	14	11	21	34
Distribution entities
Komatsu Cummins Chile, Ltda.	15	14	29	27
All other distributors	4	2	12	7
Cummins share of net income	96	80	193	180
Royalty and interest income	22	23	56	46
Equity, royalty and interest income from investees	$118	$103	$249	$226
INCOME TAXES
Our effective tax rate for 2025 is expected to approximate 24.5 percent, excluding any discrete items that may arise and potential adjustments for the "One Big Beautiful Bill Act" signed into law on July 4, 2025.
Our effective tax rates for the three and six months ended June 30, 2025, were 24.2 percent and 24.1 percent, respectively. Our effective tax rates for the three and six months ended June 30, 2024, were 23.0 percent and 13.1 percent, respectively.
The three months ended June 30, 2025, contained net favorable discrete tax items of $3 million, or $0.02 per diluted share, primarily due to $4 million of favorable adjustments for uncertain tax positions, partially offset by $1 million of other unfavorable tax items.
The six months ended June 30, 2025, contained net favorable discrete tax items of $10 million, or $0.07 per diluted share, primarily due to $8 million of favorable adjustments for share-based compensation tax benefits and $5 million of favorable adjustments for uncertain tax positions, partially offset by $3 million of other unfavorable tax items.
The three months ended June 30, 2024, contained favorable discrete tax items of $9 million, or $0.07 per share, primarily due to share-based compensation tax benefits.
The six months ended June 30, 2024, contained favorable discrete tax items primarily due to the $1.3 billion non-taxable gain on the Atmus split-off. Other discrete tax items were $30 million, or $0.21 per share, primarily due to adjustments related to audit settlements and share-based compensation tax benefits.
On July 4, 2025, the “One Big Beautiful Bill Act” was signed into law, enacting significant changes to U.S. federal income tax rules affecting corporations, such as the ability to immediately deduct domestic research and development costs, restoration of elective 100 percent bonus depreciation for qualified property and changes related to the international tax provisions. We are currently assessing the impact to our consolidated financial statements.

CUMMINS INC. AND SUBSIDIARIES
FINANCIAL MEASURES THAT SUPPLEMENT GAAP
(Unaudited)

Reconciliation of Non GAAP measures - Earnings before interest, income taxes, depreciation and amortization and noncontrolling interests (EBITDA)
We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors. We believe EBITDA excluding special items is a useful measure of our operating performance without regard to the impact of the gain recognized and the related costs for the divestiture of Atmus and restructuring actions. This statement excludes forward looking measures of EBITDA where a reconciliation to the corresponding accounting principles generally accepted in the United States (GAAP) measures is not available due to the variability, complexity and limited visibility of non-cash items that are excluded from the non-GAAP outlook measure.
EBITDA is not in accordance with, or an alternative for, GAAP and may not be consistent with measures used by other companies. It should be considered supplemental data; however, the amounts included in the EBITDA calculation are derived from amounts included in the Condensed Consolidated Statements of Net Income. Below is a reconciliation of net income attributable to Cummins Inc. to EBITDA for each of the applicable periods:

	Three months ended		Six months ended
	June 30,		June 30,
In millions	2025	2024	2025	2024
Net income attributable to Cummins Inc.	$890	$726	$1,714	$2,719

Net income attributable to Cummins Inc., as a percentage of net sales	10.3%	8.3%	10.2%	15.8%

Add:
Net income attributable to noncontrolling interests	38	26	64	61
Consolidated net income	928	752	1,778	2,780

Add:
Interest expense	87	109	164	198
Income tax expense	297	225	564	418
Depreciation and amortization	275	259	541	521
EBITDA	$1,587	$1,345	$3,047	$3,917

EBITDA, as a percentage of net sales	18.4%	15.3%	18.1%	22.8%

Less:
Gain related to the divestiture of Atmus	—	—	—	1,333
Add:
Atmus divestiture costs	—	—	—	35
Restructuring actions	—	—	—	29
EBITDA, excluding the impact of the gain recognized and the related costs for the divestiture of Atmus and restructuring actions	$1,587	$1,345	$3,047	$2,648

EBITDA, excluding the impact of the gain recognized and the related costs for the divestiture of Atmus and restructuring actions, as a percentage of net sales	18.4%	15.3%	18.1%	15.4%

CUMMINS INC. AND SUBSIDIARIES
SEGMENT SALES DATA
(Unaudited)
Engine Segment Sales by Market and Unit Shipments by Engine Classification
Sales for our Engine segment by market were as follows:

2025
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$921	$976	$—	$—	$1,897
Medium-duty truck and bus	986	950	—	—	1,936
Light-duty automotive	421	486	—	—	907
Off-highway	443	487	—	—	930
Total sales	$2,771	$2,899	$—	$—	$5,670

2024
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$1,059	$1,184	$1,021	$980	$4,244
Medium-duty truck and bus	995	1,074	1,073	1,024	4,166
Light-duty automotive	438	461	395	301	1,595
Off-highway	436	432	424	415	1,707
Total sales	$2,928	$3,151	$2,913	$2,720	$11,712
Unit shipments by engine classification (including unit shipments to Power Systems and off-highway engine units included in their respective classification) were as follows:

2025
Units (1)	Q1	Q2	Q3	Q4	YTD
Heavy-duty	26,700	29,600	—	—	56,300
Medium-duty	75,200	73,400	—	—	148,600
Light-duty	39,100	44,000	—	—	83,100
Total units	141,000	147,000	—	—	288,000

2024
Units (1)	Q1	Q2	Q3	Q4	YTD
Heavy-duty	33,600	37,500	32,400	29,400	132,900
Medium-duty	75,800	79,600	79,200	75,700	310,300
Light-duty	54,800	57,200	41,400	36,000	189,400
Total units	164,200	174,300	153,000	141,100	632,600

(1) Unit shipments exclude aftermarket parts.

Components Segment Sales by Business
Sales for our Components segment by business were as follows:

2025
In millions	Q1	Q2	Q3	Q4	YTD
Drivetrain and braking systems	$1,056	$1,095	$—	$—	$2,151
Emission solutions	902	900	—	—	1,802
Components and software	595	587	—	—	1,182
Automated transmissions	117	123	—	—	240
Total sales	$2,670	$2,705	$—	$—	$5,375

2024
In millions	Q1	Q2	Q3	Q4	YTD
Drivetrain and braking systems	$1,232	$1,256	$1,131	$1,114	$4,733
Emission solutions	971	941	864	825	3,601
Components and software	611	623	581	589	2,404
Automated transmissions	165	162	148	113	588
Atmus (1)	353	—	—	—	353
Total sales	$3,332	$2,982	$2,724	$2,641	$11,679

(1) Included sales through the March 18, 2024, divestiture.
Distribution Segment Sales by Product Line
Sales for our Distribution segment by product line were as follows:

2025
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$1,090	$1,200	$—	$—	$2,290
Parts	1,031	1,015	—	—	2,046
Service	416	439	—	—	855
Engines	370	387	—	—	757
Total sales	$2,907	$3,041	$—	$—	$5,948

2024
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$707	$954	$1,091	$1,220	$3,972
Parts	1,001	990	1,004	985	3,980
Service	406	448	455	444	1,753
Engines	421	437	402	419	1,679
Total sales	$2,535	$2,829	$2,952	$3,068	$11,384

Power Systems Segment Sales by Product Line
Sales for our Power Systems segment by product line were as follows:

2025
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$1,001	$1,205	$—	$—	$2,206
Industrial	498	506	—	—	1,004
Generator technologies	150	178	—	—	328
Total sales	$1,649	$1,889	$—	$—	$3,538

2024
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$853	$987	$1,055	$1,090	$3,985
Industrial	420	478	508	526	1,932
Generator technologies	116	124	124	127	491
Total sales	$1,389	$1,589	$1,687	$1,743	$6,408